Oppenheimer Global Growth & Income Fund
                     Exhibit 24(b)(16) to Form N-1A
                  Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

Distribution         Amount From    Amount From
Reinvestment        Investment     Long or Short-Term  Reinvestment
(Ex)Date            Income         Capital Gains       Price
Class A Shares
 12/21/90           0.0500000      0.0000000           11.320
 03/20/91           0.0800000      0.0000000           11.700
 06/17/92           0.0900000      0.0000000           11.580
 09/23/93           0.1000000      0.0000000           12.340
 12/20/91           0.0700000      0.0250000           12.390
 03/27/92           0.0700000      0.0000000           12.210
 06/26/92           0.0700000      0.0000000           12.310
 09/25/92           0.0700000      0.0000000           11.800
 12/28/92           0.0230000      0.1050000           11.570
 03/26/93           0.0500000      0.0000000           12.220
 06/25/93           0.0500000      0.0000000           12.830
 09/24/93           0.0500000      0.0000000           13.900
 12/23/93           0.0500000      0.4810000           15.260
 03/25/94           0.1000000      0.0000000           15.030
 06/24/94           0.1000000      0.0000000           14.580
 09/23/94           0.1000000      0.0000000           15.280
 12/21/94           0.1000000      0.8180000           13.480
 03/24/95           0.1000000      0.0000000           13.390
 06/23/95           0.1000000      0.0000000           14.460
 09/22/95           0.1000000      0.0000000           14.900
 12/18/95           0.1000000      0.8269000           14.240
 03/20/96           0.1000000      0.0000000           14.840
 06/14/96           0.1000000      0.0000000           15.270
 09/13/96           0.1000000      0.0000000           15.280

Class B Shares
 12/18/95           0.0840000      0.8269000           14.220
 03/20/96           0.0840000      0.0000000           14.800
 06/14/96           0.0780000      0.0000000           15.220
 09/13/96           0.0750000      0.0000000           15.230

Class C Shares
 12/23/93           0.0490000      0.4810000           15.250
 03/25/94           0.0820000      0.0000000           15.000
 06/24/94           0.0790000      0.0000000           14.550
 09/23/94           0.0790000      0.0000000           15.240
 12/21/94           0.0790000      0.8180000           13.440
 03/24/95           0.0780000      0.0000000           13.350
 06/23/95           0.0750000      0.0000000           14.410
 09/22/95           0.0740000      0.0000000           14.840
 12/18/95           0.0700000      0.8269000           14.180
 03/20/96           0.0760000      0.0000000           14.780
 06/14/96           0.0730000      0.0000000           15.200
 09/13/96           0.0720000      0.0000000           15.210


Oppenheimer Global Growth & Income Fund
Page 2


1. Average Annual Total Returns for the Periods Ended 09/30/96:

   The formula for calculating average annual total return is as follows:

         1                         ERV n
   --------------- = n             (---) - 1 = average annual
total return
   number of years                    P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment
                 made at the beginning of the period
           P   = hypothetical initial investment of $1,000


Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

  One Year                          Five Year

  $1,067.64 1                       $1,553.74 .2
 (---------) - 1 = 6.76%           (---------)   - 1 = 9.21%
   $1,000                            $1,000


  Inception

  $1,735.91 .1684
 (---------) - 1 = 9.73%
   $1,000


Class C Shares

Example assuming a maximum contingent deferred sales charge of 1.00% for the first year and 0.00% for the inception year:

  One Year                          Inception

  $1,114.48 1                       $1,287.63 .3533
 (---------) - 1 = 11.45%          (---------)   - 1 = 9.34%
   $1,000                            $1,000
















Oppenheimer Global Growth & Income Fund
Page 3


1. Average Annual Total Returns for the Periods Ended 09/30/96
(Continued):

Examples at NAV:

Class A Shares

  One Year                          Five Year

  $1,132.78 1                       $1,648.49  .2
 (---------) - 1 = 13.28%          (---------)   - 1 = 10.51%
   $1,000                            $1,000

  Inception

  $1,841.85 .1684
 (---------) - 1 = 10.83%
   $1,000


Class C Shares

  One Year                          Inception

  $1,124.48 1                       $1,287.63 .3533
 (---------) - 1 = 12.45%          (---------)   - 1 =  9.34%
   $1,000                            $1,000



2.  Cumulative Total Returns for the Periods Ended 09/30/96:


The formula for calculating cumulative total return is as follows:

  ERV - P
  ------- = Cumulative Total Return
     P


Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

  One Year                         Five Year

  $1,067.64 - $1,000                                   $1,553.74
- $1,000
  ------------------  = 6.76%      ------------------  = 55.37%
       $1,000                            $1,000


  Inception

  $1,735.91 - $1,000
  ------------------  = 73.59%
       $1,000


Oppenheimer Global Growth & Income Fund
Page 4


2.  Cumulative Total Returns for the Periods Ended 09/30/96
(Continued):

Class B Shares

Example assuming a maximum contingent deferred sales charge of 5.00% for the first year and 4.00% for the inception year:

  Inception

  $1,103.31 - $1,000
  ------------------ = 10.33%
       $1,000

Class C Shares

Examples assuming a maximum contingent deferred sales charge of 1.00% for the first year and 0.00% for the inception year:

  One Year                         Inception

  $1,114.48 - $1,000               $1,287.63 - $1,000
  ------------------  = 11.45%     ------------------  = 28.76%
       $1,000                            $1,000


Examples at NAV:

Class A Shares

  One Year                         Five Year

  $1,132.78 - $1,000               $1,648.49 - $1,000
  ------------------  = 13.28%     ------------------  = 64.85%
       $1,000                            $1,000

  Inception

  $1,841.85 - $1,000
  ------------------  = 84.19%
       $1,000

Class B Shares

  Inception

  $1,143.31 - $1,000
  ------------------ = 14.33%
        $1,000

Class C Shares

     One Year                      Inception

    $1,124.48 - $1,000             $1,287.63 - $1,000
    ------------------  = 12.45%   ------------------  = 28.76%
         $1,000                          $1,000